Exhibit 99.1
EPICEPT
CORPORATION


CONTACTS

EpiCept Corporation
Robert W. Cook
(914) 606-3500
rcook@epicept.com

Feinstein Kean Healthcare
Francesca T. DeVellis
(617) 577-8110
francesca.devellis@fkhealth.com


           EPICEPT CORPORATION RAISES $10 MILLION IN PRIVATE PLACEMENT

Tarrytown, NY - (December 22, 2006) - EpiCept Corporation (Nasdaq and Stockholm:
EPCT) announced today that it has entered into definitive agreements with institutional investors to raise $10 million in gross proceeds through the sale of EpiCept common stock and warrants.

"This infusion of capital will allow us to continue the development of our product portfolio towards significant clinical milestones in both pain and oncology. We anticipate using the proceeds to fund several initiatives including the ongoing review by the EMEA for the potential approval of Ceplene in Europe and to fund additional clinical trials set to begin in the new year," said Jack Talley, CEO of EpiCept.

In connection with the private placement, EpiCept will issue approximately 6.8 million shares of its common stock at $1.46 per share and five-year warrants to purchase up to approximately 3.4 million shares of common stock at an exercise price of $1.47 per share. The warrants will not become exercisable until six months after the closing. Following the consummation of the private placement, EpiCept will have approximately 32.4 million shares of common stock outstanding.

The Company also agreed to file a registration statement with the Securities and Exchange Commission to register the shares of common stock issued in the private placement and the shares of common stock underlying the warrants for possible resale by the investors. Rodman & Renshaw, LLC acted as exclusive placement agent in this transaction.

This press release is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ABOUT EPICEPT CORPORATION

EpiCept is an emerging specialty pharmaceutical company focused on unmet needs in the treatment of pain and cancer. The Company has a staged portfolio of product candidates with several pain therapies in late-stage clinical trials, and a lead oncology compound (for acute myeloid leukemia, AML) with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound has been submitted in Europe. EpiCept is based in New York, and the Company's research and development team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.

FORWARD-LOOKING STATEMENTS

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on the Company's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that Ceplene will not receive regulatory approval or marketing authorization in the EU, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that the Company will not obtain approval to market any of its product candidates, the risks associated with reliance on additional outside financing to meet its capital requirements, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; competition; litigation; the potential delisting of our common stock by the NASDAQ Global Market; risks associated with the material weaknesses in our internal controls and the outcome of our SOX 404 audit; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in the Company's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in the Company's filings, which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on our forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.


                                      # # #


EPCT-GEN